Exhibit 5









                              April 19, 1999



South Alabama Bancorporation, Inc.
100 St. Joseph Street
Mobile, Alabama 36602

     Re:  Registration Statement on Form S-8
          1993 Incentive Compensation Plan

Ladies and Gentlemen:

     We have served as counsel for South Alabama Bancorporation, Inc., an Alabama corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 300,000 shares (the "Shares") of common stock, $.01 par value of the Company, to be offered and sold by the Company pursuant to the Company's 1993 Incentive Compensation Plan (the "Plan").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     This opinion is limited to the corporate law of the State of Alabama.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plan, such Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        HAND ARENDALL, L.L.C.



                                        By:  /s/R. Preston Bolt,Jr.
                                              A Member